As filed with the Securities and Exchange Commission on April 26, 2017

No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ultra Petroleum Corp.

(Exact name of registrant as specified in its charter)

Yukon, Canada	1311	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

400 North Sam Houston Parkway East, Suite 1200

Houston, Texas 77060

(281) 876-0120

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Garrett B. Smith

Vice President, General Counsel and Corporate Secretary

Ultra Petroleum Corp.

400 North Sam Houston Parkway East, Suite 1200

Houston, Texas 77060

(281) 876-0120

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Matthew R. Pacey

Kirkland & Ellis LLP

600 Travis Street

Suite 3300

Houston, TX 77002

(713) 835-3600

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common shares, no par value	63,544,297(1)	$10.84	$688,820,180	$79,835

(1)	Pursuant to Rule 416 under the Securities Act, such number of common shares registered hereby shall include an indeterminate number of common shares that may be issued in connection with anti-dilution provisions or stock splits, stock dividends, recapitalizations or similar events.
(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices for our common shares as quoted on The NASDAQ Global Select Market on April 24, 2017, in accordance with Rule 457(c) under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities described herein may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell such securities, and it is not soliciting an offer to buy such securities, in any state or jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated April 26, 2017

PROSPECTUS

Ultra Petroleum Corp.

63,544,297 Common Shares

This prospectus relates to the resale of up to 63,544,297 common shares, which may be offered for sale from time to time by the selling shareholders named in this prospectus or in a supplement hereto. We are registering the offer and sale of the common shares to satisfy registration rights we have granted to the selling shareholders pursuant to a registration rights agreement dated as of April 12, 2017 (the “Registration Rights Agreement”). We have agreed to bear all of the expenses incurred in connection with the registration of the common shares. The selling shareholders will pay or assume underwriting fees, discounts and commissions or similar charges, if any, incurred in the sale of the common shares.

We are not selling any common shares under this prospectus and will not receive any proceeds from the sale of common shares by the selling shareholders. The common shares to which this prospectus relates may be offered and sold from time to time directly by the selling shareholders or alternatively through underwriters, broker dealers or agents. The selling shareholders will determine at what price they may sell the common shares offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by the selling shareholders, see the section entitled “Plan of Distribution.” For a list of the selling shareholders, see the section entitled “Selling Shareholders.”

You should carefully read this prospectus and any prospectus supplement before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” and the “Incorporation by Reference” sections of this prospectus for information about us and our financial statements.

Our common shares are listed on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “UPL.” On April 25, 2017, the last reported sale price of our common shares on NASDAQ was $10.97 per share.

Investing in our common shares involves risks. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April     , 2017.

Neither we nor the selling shareholders have authorized any dealer, salesman or other person to provide you with information other than the information contained in or incorporated by reference into this prospectus. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the common shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of the prospectus, or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our common shares. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors,” together with the additional information described under “Incorporation by Reference.”

Unless otherwise stated or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us” and “our” refer to Ultra Petroleum Corp. and its subsidiaries.

Our Company

We are an independent oil and gas company engaged in the development, production, operation, exploration and acquisition of oil and natural gas properties. Our operations are primarily focused on developing our natural gas reserves in the Green River Basin of southwest Wyoming, oil reserves in the Uinta Basin in northeast Utah and natural gas reserves in the Appalachian Basin in north-central Pennsylvania.

Chapter 11 Plan of Reorganization

On April 29, 2016, the Company and certain of its subsidiaries, including Keystone Gas Gathering, LLC, Ultra Resources, Inc., Ultra Wyoming, Inc., Ultra Wyoming LGS, LLC, UP Energy Corporation, UPL Pinedale, LLC, and UPL Three Rivers Holdings, LLC, filed voluntary petitions for reorganization under chapter 11 of title 11 of the U.S. Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

On March 14, 2017, the Bankruptcy Court entered the Order Confirming Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization (the “Confirmation Order”), which approved and confirmed the Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization (the “Plan”) as modified by the Confirmation Order.

On April 12, 2017 (the “Effective Date”), we satisfied the conditions to effectiveness set forth in the Confirmation Order and in the Plan, the Plan became effective in accordance with its terms and we emerged from bankruptcy.

For more information on the events that occurred and the common shares issued in connection with our emergence from bankruptcy, see our Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on April 18, 2017.

Corporate Information

Our principal executive offices are located at 400 North Sam Houston Parkway East, Suite 1200, Houston, Texas 77060, and our telephone number at that address is (281) 876-0120. Our common shares are listed on NASDAQ under the symbol “UPL.” Information contained on our website, www.ultrapetroleum.com, does not constitute a part of this prospectus.

The Offering

Issuer:	Ultra Petroleum Corp., a Yukon, Canada corporation.

Common shares to be offered by the selling shareholders:	63,544,297 common shares.

Common shares outstanding(1):	197,099,764 common shares (including 2,108,108 restricted stock units that are expected to convert into common shares on a one-for-one basis).

Use of proceeds:	We will not receive any of the proceeds from the sale of common shares by the selling shareholders.

NASDAQ ticker symbol:	“UPL.”

Risk factors:	Investing in our common shares involves a high degree of risk. See “Risk Factors” and the risk factors set forth in the documents incorporated by reference herein for a discussion of factors you should carefully consider before deciding to invest in our common shares.

(1)	The number of common shares to be outstanding is based on the number of common shares outstanding as of April 20, 2017.

RISK FACTORS

An investment in our common shares involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider each of the risk factors set forth in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our common shares could decline materially and you could lose all or part of your investment.

The risks included in this prospectus and the documents we have incorporated by reference into this prospectus are not the only risks we face. We may experience additional risks and uncertainties not currently known to us or that result from developments occurring in the future. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations. Past financial and operational performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to Our Emergence from Bankruptcy

Our actual financial results after emergence from bankruptcy may not be comparable to our historical financial information as a result of the implementation of the Plan and the transactions contemplated thereby.

In connection with the disclosure statement we filed with the Bankruptcy Court, and the hearing to consider confirmation of the Plan, we prepared projected financial information to demonstrate to the Bankruptcy Court the feasibility of the Plan and our ability to continue operations upon our emergence from bankruptcy. Those projections were prepared solely for the purpose of the bankruptcy proceedings and have not been, and will not be, updated on an ongoing basis and should not be relied upon by investors. At the time they were prepared, the projections reflected numerous assumptions concerning our anticipated future performance with respect to prevailing and anticipated market and economic conditions that were and remain beyond our control and that may not materialize. Projections are inherently subject to substantial and numerous uncertainties and to a wide variety of significant business, economic and competitive risks and the assumptions underlying the projections and/or valuation estimates may prove to be wrong in material respects. Actual results may vary significantly from those contemplated by the projections. As a result, investors should not rely on these projections.

We recently emerged from bankruptcy, which could adversely affect our business and relationships.

It is possible that our having filed for bankruptcy and our recent emergence from bankruptcy could adversely affect our business and relationships with customers, employees and suppliers. Due to uncertainties, many risks exist, including risks that key suppliers could terminate their relationship with us or require financial assurances from us or enhanced performance by us or that competitors may take business away from us, and our ability to attract and retain customers may be negatively impacted.

The occurrence of one or more of these events could have a material and adverse effect on our operations, financial condition and reputation. We cannot assure you that having been subject to bankruptcy protection will not adversely affect our operations in the future.

The ability to attract and retain key personnel is critical to the success of our business and may be affected by our emergence from bankruptcy.

The success of our business depends on key personnel. The ability to attract and retain these key personnel may be difficult in light of our emergence from bankruptcy, the uncertainties currently facing the business and changes we may make to the organizational structure to adjust to changing circumstances. We may need to enter into retention or other arrangements that could be costly to maintain. If executives, managers or other key personnel resign, retire or are terminated, or their service is otherwise interrupted, we may not be able to replace them in a timely manner and we could experience significant declines in productivity.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information in this prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical facts, all statements included in this prospectus, including those statements preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should” or similar expressions or variations on such expressions are forward-looking statements. We can give no assurances that the assumptions upon which such forward-looking statements are based will prove to be correct.

Forward-looking statements may include statements regarding:

•	the effect of Chapter 11 proceedings and emergence from bankruptcy on our operations, including customer, banking, insurance and other relationships and agreements;

•	the effect of bankruptcy on our relationship with third parties, regulatory authorities and employees;

•	the cost, availability and access to capital and financial markets, including the ability to secure new financing after emerging from bankruptcy;

•	our oil and natural gas reserves, and the discounted present value of those reserves;

•	the amount and nature of our capital expenditures;

•	drilling, completion and production of wells;

•	the timing and amount of future production and operating costs;

•	our ability to respond to low or declining natural gas and crude oil prices;

•	business strategies and plans of management; and

•	prospect development and property acquisitions.

Some of the risks which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include:

•	the volatility of our historical financial information;

•	any pending claims that are not discharged in the Chapter 11 proceedings;

•	any disputed claims that remain pending in our Chapter 11 proceedings;

•	further declines, volatility of and weakness in natural gas or crude oil prices;

•	volatility in the commodity-futures markets;

•	our ability to maintain adequate liquidity in view of current or future natural gas or crude oil prices;

•	our ability to comply with the covenants and restrictions of the agreements governing our indebtedness, or our ability to amend or replace the agreements governing our indebtedness;

•	any future domestic or global economic downturn;

•	general economic conditions, including the availability of credit and access to existing lines of credit;

•	the uncertainty of estimates of oil and natural gas reserves;

•	the impact of competition;

•	the availability and cost of drilling, completion and other operating equipment and services;

•	the availability and cost of sufficient transportation for our production;

•	operating hazards inherent in the exploration for and production of oil and natural gas;

•	difficulties encountered during the exploration for and production of oil and natural gas;

•	difficulties encountered in delivering oil and natural gas to commercial markets;

•	changes in customer demand and producers’ supply;

•	the uncertainty of our ability to attract capital and obtain financing on favorable terms;

•	compliance with, or the effect of changes in, the extensive governmental regulations regarding the oil and natural gas business, including those related to climate change and greenhouse gases, disposal of produced water, drilling fluids and other wastes, hydraulic fracturing and access to and the use of water, and financial derivatives and hedging activities;

•	actions of operators of our oil and natural gas properties; and

•	weather conditions.

The information contained in, or incorporated by reference into, this prospectus, including the information set forth under the heading “Risk Factors,” identifies additional factors that could affect our operating results and performance. We urge you to carefully consider these factors and the other cautionary statements in this prospectus. Our forward-looking statements speak only as of the date made, and we have no obligation to update these forward-looking statements.

USE OF PROCEEDS

The common shares to be offered and sold using this prospectus will be offered and sold by the selling shareholders named in this prospectus. See “Selling Shareholders.” Accordingly, we will not receive any proceeds from the sale of common shares in this offering.

MARKET PRICE OF COMMON SHARES

In connection with our reorganization and emergence from bankruptcy, all of our outstanding pre-emergence common shares and all other equity interests in the Company were cancelled. On April 13, 2017, our new common shares began trading on NASDAQ under the symbol “UPL.” Prior to such time, there was no established public trading market for our new common shares.

As of April 25, 2017, the last reported sales price of our common shares as reported on NASDAQ was $10.97 per share and there were approximately 573 holders of record of common shares based on the information provided by our transfer agent.

DIVIDEND POLICY

The Company does not anticipate paying any dividends on the common shares in the foreseeable future. Our debt documents currently prohibit us from paying dividends on our common shares. In addition, restrictive covenants in certain debt instruments to which we may be a party may limit our ability to pay dividends or for us to receive dividends from our operating companies, any of which may negatively impact the trading price of common shares.

SELLING SHAREHOLDERS

This prospectus covers the offering for resale of up to an aggregate of 63,544,297 common shares that may be offered and sold from time to time under this prospectus by the selling shareholders identified below, subject to any appropriate adjustment as a result of any stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such common shares shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise.

The selling shareholders acquired the common shares in connection with our emergence from bankruptcy on April 12, 2017. On April 12, 2017, we entered into the Registration Rights Agreement with certain shareholders pursuant to which we were obligated to prepare and file a registration statement to permit the resale of certain common shares held by the selling shareholders from time to time as permitted by Rule 415 promulgated under the Securities Act.

All information with respect to the selling shareholders’ ownership of the common shares has been furnished by or on behalf of the selling shareholders and is as of April 20, 2017. We have not sought to verify such information. We believe, based on information supplied by the selling shareholders, that except as may otherwise be indicated in the footnotes to the table below, the selling shareholders have sole voting and dispositive power with respect to the common shares reported as beneficially owned by them. Because the selling shareholders identified in the table may sell some or all of the common shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the common shares, no estimate can be given as to the number of common shares available for resale hereby that will be held by the selling shareholders upon termination of this offering. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common shares they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling shareholders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling shareholders will sell all of the common shares beneficially owned by them that are covered by this prospectus. The selling shareholders are not obligated to sell any of the common shares offered by this prospectus.

	Common Shares Beneficially Owned Prior to the Offering(1)		Number of Common Shares Being Offered Hereby	Common Shares Beneficially Owned After Completion of the Offering**
	Number	Percentage(2)		Number	Percentage(2)
Selling shareholders:
Fir Tree Inc. Funds(3)	30,360,930	15.4%	30,360,930	—	—
Warlander Funds(4)	10,090,274	5.1%	1,526,194	8,564,080	4.3%
SB Special Situation Master Fund SPC—Portfolio F(5)	9,517,683	4.8%	2,654,263	6,863,420	3.5%
Senator Global Opportunity Master Fund LP(6)	9,294,092	4.7%	9,294,092	—	—
Disciplined Growth Investors(7)	9,229,573	4.7%	912,299	8,317,274	4.2%
KLS Diversified Master Fund GP, Ltd.(8)	8,112,333	4.1%	8,112,333	—	—
PointState Capital LP(9)	8,957,477	4.5%	1,907,064	7,050,413	3.6%
Nokota Capital Master Fund, LP(10)	7,368,615	3.7%	750,220	6,618,395	3.4%
Aristeia Capital, LLC(11)	5,462,567	2.8%	413,602	5,048,965	2.6%
River Birch Capital Funds(12)	3,807,572	1.9%	3,807,572	—	—
York Capital Funds(13)	2,513,070	1.3%	2,513,070	—	—
Latigo Funds(14)	1,914,249	*	323,921	1,590,328	*
Farmstead Funds(15)	968,737	*	968,737	—	—

*	Less than 1%.
**	Assumes the selling shareholders will sell all of the common shares beneficially owned by them that are covered by this prospectus. There can be no assurance that the selling shareholders will sell any or all of the securities offered under this prospectus.
(1)	To the best of our knowledge, the listed holders reported their beneficial ownership based on the SEC rules and regulations governing the determination of beneficial ownership of securities.
(2)	As of April 20, 2017, there were 197,099,764 common shares outstanding (including 2,108,108 restricted stock units that are expected to convert into common shares on a one-for-one basis).
(3)	Comprised of 1,893,953 common shares held directly by FT SOF VII Holdings, LLC, 1,505,440 common shares held directly by FT SOF IV Holdings, LLC, 4,174,620 common shares held directly by Fir Tree Capital Opportunity Master Fund, LP, 1,803,908 common shares held directly by FT SOF V Holdings, LLC, 1,252,548 common shares held directly by Fir Tree Capital Opportunity Master Fund III, LP and 19,730,461 common shares held directly by Fir Tree Value Master Fund, LP. Fir Tree Inc. is the investment manager for the foregoing entities, has the shared power to vote or direct the voting, and to dispose or direct the disposition of, the common shares held by each of the foregoing entities and may be deemed to beneficially own the common shares held by the foregoing entities.
(4)	Warlander Asset Management, LP (“Warlander”) may be deemed to be the beneficial owner of the common shares held by Warlander Partners, LP and Warlander Offshore Mini-Master Fund, LP. (collectively, the “Warlander Funds”) in its capacity as investment manager of the Warlander Funds. Warlander Partners GP, LLC serves as the general partner of Warlander (“General Partner”). Mr. Eric Cole serves as the Managing Member of the General Partner and has the sole power to vote, or to direct the voting of, and dispose, or to direct the disposition of, such shares.
(5)	The investment manager of SB Special Situation Master Fund SPC—Portfolio F is Old Bellows Partners LP. Messrs. Craig Effron and Curtis Schenker are Co-Chief Investment Officers for Event Driven Strategies for Old Bellows Partners LP. Old Bell Associates LLC is the general partner of Old Bellows Partners LP. Mr. A. Dev Chodry is the managing member of Old Bell Associates LLC. Each of Messrs. Effron, Schenker and Chodry may be deemed to have voting and dispositive power over the common shares held by SB Special Situation Master Fund SPC—Portfolio F.
(6)	Senator Investment Group LP serves as investment manager of Senator Global Opportunity Master Fund LP with the power to vote, or to direct the voting of, and dispose, or direct the disposition of, such shares. Alexander Klabin and Douglas Silverman have control of a Delaware limited liability company that may be deemed to control Senator Investment Group LP. Each of Senator Investment Group LP, Mr. Klabin and Mr. Silverman disclaims any beneficial ownership of these shares.
(7)	Disciplined Growth Investors may be deemed to be the beneficial owner of these common shares in its capacity as investment manager or advisor with the power to vote, or to direct the voting of, and dispose, or direct the disposition of, such shares.
(8)	KLS Diversified Asset Management LP may be deemed to be the beneficial owner of these common shares in its capacity as investment manager for KLS Diversified Master Fund LP. with the power to vote, or to direct the voting of, and dispose, or direct the disposition of, such shares.
(9)	PointState Capital LP may be deemed to be the beneficial owner of these common shares in its capacity as investment manager with the power to vote, or to direct the voting of, and dispose, or direct the disposition of, such shares.
(10)	Nokota Management, LP may be deemed to be the beneficial owner of these common shares in its capacity as investment manager with the power to vote, or to direct the voting of, and dispose, or direct the disposition of, such shares.
(11)

Aristeia Capital, LLC and Aristeia Advisors, L.P. (collectively, “Aristeia”) may be deemed the beneficial owners of the securities described herein in their capacity as the investment manager and/or general partner, as the case may be, of Aristeia Master, L.P., Amundi Absolute Return Aristeia Fund PLC—Amundi Absolute Return Aristeia Reflection Fund, Windermere Ireland Fund PLC, Compass ESMA LP and Compass TSMA LP (each a “Fund” and collectively, the “Funds”), which are the holders of such securities. As investment manager, trading advisor and/or general partner of each Fund, Aristeia has voting and investment control with respect to the securities held by each Fund. Anthony M. Frascella is the Chief Investment Officer of Aristeia. Each of Aristeia and such individual disclaims beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in the Funds.
(12)	Comprised of (i) 201,629 common shares held directly by P River Birch ltd. and (ii) 3,605,943 common shares held directly by River Birch Master Fund L.P. Mr. J. Alex Kirk has the power to vote, or to direct the voting of, and dispose, or to direct the disposition of, such shares and may be deemed to beneficially own the common shares held by the foregoing entities.
(13)	Comprised of (i) 1,106,797 common shares held directly by York Credit Opportunities Fund, L.P., (ii) 1,262,595 common shares held directly by York Credit Opportunities Investments Master Fund, L.P., (iii) 16,269 common shares held directly by York Select Investors Master Fund, L.P., (iv) 83,189 common shares held directly by York Select, L.P. and (v) 44,220 common shares held directly by York Select Master Fund, L.P. York Capital Management Global Advisors, LLC is the senior managing member of the general partner of the foregoing entities and has power to vote or direct the voting, and to dispose or direct the disposition of, the common shares beneficially owned by each of the foregoing entities. James G. Dinan is the chairman and controls York Capital Management Global Advisors, LLC. Each of York Capital Management Global Advisors, LLC and Mr. Dinan may be deemed to beneficially own the common shares held by the foregoing entities. York Capital Management Global Advisors, LLC and James G. Dinan, as the case may be, each disclaim beneficial ownership of such common shares except to the extent of their pecuniary interests therein.
(14)	Comprised of the following prior to completion of the offering (i) 870,865 common shares held directly by Latigo Ultra Master Fund, Ltd., (ii) 194,458 common shares held directly by Latigo Advisors Master Fund, Ltd. and (iii) 848,926 common shares held directly by Crown Managed Accounts SPC and comprised of the following after completion of the offering (i) 722,642 common shares held directly by Latigo Ultra Master Fund, Ltd., (ii) 153,481 common shares held directly by Latigo Advisors Master Fund, Ltd. and (iii) 714,205 common shares held directly by Crown Managed Accounts SPC, acting for and on behalf of Crown/Latigo Segregated Portfolio. Latigo Partners, LP is the investment manager or trading advisor, as applicable, for the foregoing entities and has the power to vote or direct the voting, and to dispose or direct the disposition of, the common shares beneficially owned by each of the foregoing entities. David Sabath and David Ford are the managing members of Latigo Partners, LP.
(15)	Comprised of (i) 540,849 common shares held directly by Farmstead Master Fund, Ltd. and (ii) 427,888 common shares held by OC 530 Offshore Fund, Ltd. Farmstead Capital Management, LLC, as the investment advisor, and Farmstead Capital GP LLC, as the general partner, of the foregoing entities have the power to vote or direct the voting, and to dispose or direct the disposition of, the common shares beneficially owned by each of the foregoing entities. Each of Andrew Rebak and Michael Scott is a Managing Member of Farmstead Capital Management, LLC and Farmstead Capital GP LLC. Each of Farmstead Capital Management, LLC, Farmstead Capital GP LLC, Mr. Rebak and Mr. Scott may be deemed to beneficially own the common shares held by the foregoing entities.

DESCRIPTION OF CAPITAL STOCK

Authorized Capitalization

The Company’s authorized capital consists of 750,000,000 common shares and 10,000,000 preferred shares.

Common Shares

Voting Rights.

Holders of common shares are entitled to receive notice of and to attend all meetings of the shareholders of the Company (the “Shareholder Meeting”) and will have one vote for each common share held at all such meetings, except Shareholder Meetings at which only holders of another specified class of shares are entitled to vote separately. Our Shareholders do not have the right to cumulate their votes in the election of directors. There are no limitations on the right of non-resident or foreign owners to hold or vote common shares imposed by the Yukon Business Corporations Act (the “Business Corporations Act”) or the Company’s Articles of Reorganization, which amended the Articles of Incorporation of the Company (the “Articles”).

A resolution passed at a shareholder meeting by a majority of the votes cast by the shareholders who voted in respect of such a resolution is required to appoint and to remove a director.

The vote of the two additional directors selected in accordance with the Plan prior to the Effective Date will be required to approve any Material M&A Transaction (as defined in the Articles) during the two-year period beginning on the Effective Date.

Dividends.

Subject to the prior rights of the holders of any series of preferred shares that we may issue in the future and any other shares ranking senior to the common shares with respect to priority in the payment of dividends, the holders of common shares are entitled to receive dividends, as and when declared by our board of directors (the “Board”) out of moneys properly applicable to the payment of dividends, in such amount and in such form as the Board may from time to time determine. Any dividends declared shall be paid in equal amounts per share on all common shares outstanding. Our loan documents currently prohibit us from paying dividends on our common shares.

Liquidation.

In the event of the dissolution, liquidation or winding-up of our affairs, whether voluntary or involuntary, or any other distribution of our assets among our shareholders for the purpose of winding-up our affairs, subject to the prior rights of the holders of any series of preferred shares that we may issue in the future and any other claims or shares ranking senior to common shares with respect to priority in the distribution of assets upon dissolution, liquidation, winding-up or distribution for the purpose of winding-up, the holders of common shares are entitled to receive our remaining property and assets of the Company.

Fully Paid.

All of our outstanding common shares are fully paid and non-assessable.

Other Rights.

Holders of common shares have no redemption or conversion rights, preemptive or other rights to subscribe for our securities and are not entitled to the benefits of any sinking fund.

Preferred Shares

The Board is empowered to (i) authorize the issuance of up to 10,000,000 preferred shares without nominal or par value and (ii) determine, subject to the limitations in the Articles, the designation, rights, privileges, restrictions and conditions thereof, including the rate or rates, dividend rights, whether cumulative or non-cumulative or partially cumulative, the priorities, purchase for cancellation, retraction or redemption rights, the conversion rights, exchange rights, voting rights and the terms of any share purchase plan or sinking fund with respect thereto.

The issuance of preferred shares may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common shares. At present, the Company has no plans to issue any preferred shares.

Anti-Takeover Provisions

There are provisions of our organizational documents or Yukon law that may hinder or impede take-over bids.

Board of Directors.

The Board shall consist of not less than one and not more than seven directors. As of the date of filing the Articles, the Board was comprised of seven directors (the “Initial Slate”). Pursuant and subject to the Articles, the directors may, between annual general meetings, appoint one or more additional directors, provided that the number of additional directors does not exceed one third of the number of directors who held office at the expiration of the last annual general meeting and that the total number of directors does not exceed the maximum number of directors fixed under the Articles.

Pursuant to the Articles and the Plan, the initial term for the Initial Slate shall be the longer of two years from the Effective Date, or until the election of their successor. At each annual meeting of shareholders that occurs after April 12, 2019, directors will be elected for a term of office to expire on the close of the next succeeding annual meeting of shareholders. As described above in “Common Shares—Voting Rights,” the affirmative vote of a majority of the votes cast by the shareholders at a meeting is required to remove a director.

Preferred Shares.

The Articles authorize the issuance of preferred stock. As described above under “Preferred Shares,” the Board may, without shareholder approval, issue preferred shares with rights superior to the rights of the holders of common shares that could adversely affect the voting power of the holders of common shares.

Yukon Anti-Takeover Statutes.

Under the Business Corporations Act, certain business combinations, including a merger, reorganization or the sale, lease, or other disposition of all or a substantial part of our assets, must be approved by a resolution passed by at least two-thirds of the votes cast by shareholders entitled to vote, and in limited circumstances, by each class or series of shares regardless of whether such shares have the right to vote. In some cases, it may be advantageous for an arrangement (which may include a business combination) to be approved by a Yukon court. Shareholders may also have a right to dissent from certain transactions, in which case, we may be required to pay dissenting shareholders the fair value of their shares provided they have followed the required procedures.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Investor Services, Inc.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling shareholders as to any plan of distribution. The selling shareholders, or their pledgees, donees (including charitable organizations), transferees or other successors-in-interest, may from time to time, sell any or all of the common shares offered by this prospectus either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the common shares may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The selling stockholder may use any one or more of the following methods when selling our common shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	any exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which the prospectus will form a part;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such common shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell common shares under Rule 144 under the Securities Act, if available, or otherwise as permitted pursuant to applicable law, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of the common shares under this prospectus, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to the prospectus, in the case of any agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority Rule 2121 (“Rule 2121”), and, in the case of a principal transaction a markup or markdown in compliance with Rule 2121.

In connection with sales of the common shares under this prospectus or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders may also sell the common shares short and deliver them to close their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell them. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of common shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling shareholders have been advised that they may not use the common shares registered on the registration statement of which this prospectus forms a part to cover short sales of the common shares made prior to the date the registration statement has been declared effective by the SEC.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the common shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell common shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders may also transfer and donate the common shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any underwriters, dealers or agents that participate in distribution of the securities may be deemed to be underwriters, and any profit on sale of the securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurances that the selling shareholders will sell any or all of the securities offered under this prospectus.

LEGAL MATTERS

The validity of our common shares offered hereby will be passed upon for us by Lackowicz & Hoffman, Whitehorse, Yukon, Canada.

EXPERTS

The consolidated financial statements of Ultra Petroleum Corp appearing in Ultra Petroleum Corp’s Annual Report (Form 10-K) for the year ended December 31, 2016, and the effectiveness of Ultra Petroleum Corp’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon (such report on the consolidated financial statements contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in the notes to the consolidated financial statements), and incorporated herein by reference. Such consolidated financial statements and Ultra Petroleum Corp’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Certain estimates of our net oil and natural gas reserves and related information incorporated by reference in this prospectus have been derived from reports prepared by Netherland, Sewell & Associates, Inc. All such information has been incorporated by reference on the authority of such firm as experts regarding the matters contained in their reports.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual and quarterly reports and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Our reports and other information that we have filed, or may in the future file, with the SEC are not incorporated by reference into and do not constitute part of this prospectus.

We have filed with the SEC a registration statement on Form S-1 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the common shares covered by this prospectus, which shares were issued in connection with our emergence from bankruptcy. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the common shares offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document are summaries of the material terms of such contract, agreement or other document and are not necessarily complete. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

INCORPORATION BY REFERENCE

We “incorporate by reference” information from other documents that we file with the SEC into this prospectus, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus. Any statement contained in this prospectus or any prospectus supplement or a document incorporated by reference in this prospectus or in any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is current as of the date other than the date on the cover page of this prospectus.

The following documents previously filed by us with the SEC are incorporated by reference in this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, as amended by the Annual Report on Form 10-K/A, as filed with the SEC on April 26, 2017; and

•	Our Current Reports on Form 8-K, as filed with the SEC on February 9, 2017, February 15, 2017, March 16, 2017, and April 18, 2017.

We will provide a copy of the filings incorporated by reference herein (including certain exhibits that are specifically incorporated by reference therein) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request a copy of any of these filings at no cost, by writing or telephoning us at the following address or phone number:

Ultra Petroleum Corp.

400 North Sam Houston Parkway East, Suite 1200

Houston, Texas 77060

(281) 876-0120

Copies of certain information filed by us with the SEC, including our annual and current reports, are also available on our website at www.ultrapetroleum.com. Information contained on our website or that can be accessed through our website is not incorporated by reference herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth an itemized statement of the amounts of all expenses payable by us in connection with the registration of the common shares offered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

Amount
SEC registration fee	$79,835
Accountants’ fees and expenses	$10,000
Legal fees and expenses	$75,000
Printing and engraving expenses	$40,000
Transfer agent and registrar fees	$50,000
Miscellaneous	$50,000

Total	$304,835

Item 14.	Indemnification of Directors and Officers.

The Business Corporations Act, Section 126, enables a corporation to indemnify a director or officer or a former director or officer of the corporation, or a person who acts or acted at the corporation’s request as a director or officer of a body corporate or in a similar capacity in respect of an unincorporated organization, and their heirs and legal representatives (collectively, a “Person”), against all costs, charges and expenses, including an amount paid to settle an action or to satisfy a judgment reasonably incurred by them in any civil, criminal, administrative, investigative or other proceeding, whether current, threatened, pending or completed, in which the person is involved because of such person’s association with the corporation as described above if:

(a)	the person acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, of the body corporate or unincorporated organization for which the person acted; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that their conduct was lawful.

Furthermore, the Business Corporations Act provides that a Person is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by them in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the person is subject because of their association with the corporation as described in the paragraph above if the Person seeking indemnification:

(a)	was not judged by the Supreme Court (as defined in the Business Corporations Act) or other competent authority to have committed any fault nor to have omitted to do anything that the person ought to have done; and

(b)	fulfills the conditions set forth in subparagraphs (a) and (b) above.

The Business Corporations Act also provides that a corporation may purchase and maintain insurance for the benefit of a Person against liability incurred by them:

(a)	in their capacity as a director or officer of the corporation; or

(b)	in their capacity as a director or officer of another body corporate, or in a similar capacity in respect of an unincorporated organization, if they act or acted in that capacity at the corporation’s request.

Our bylaws provide for indemnification of our officers and directors, and the advancement to them of expenses in connection with proceedings and claims, as permitted under the Business Corporations Act. Our bylaws also provide that subject to the limitations contained in the Business Corporations Act, we may purchase and maintain insurance for the benefit of our directors and officers as our Board may from time to time determine. We have purchased liability insurance for our directors and officers which insures, among other things:

(a)	our officers and directors from any claim arising out of an alleged wrongful act by such persons while acting as directors, officers or controlling persons; and

(b)	us, to the extent we have indemnified the directors and officers for such loss.

The Company also maintains directors’ and officers’ liability insurance.

Item 15.	Recent Sales of Unregistered Securities.

New Common Shares

On the Effective Date, pursuant to the Plan:

•	70,579,367 shares of the new common shares of the Company (the “New Equity”) were issued pro rata to holders of the 5.750% senior notes due December 2018 and the 6.125% senior notes due October 2024 with claims allowed under the Plan;

•	80,022,410 shares of New Equity were issued pro rata to holders of common shares outstanding prior to the Effective Date;

•	2,512,623 shares of New Equity were issued to commitment parties under the backstop commitment agreement between the Company and the parties set forth therein (the “Backstop Commitment Agreement”) in respect of the commitment premium due thereunder;

•	18,844,363 shares of New Equity were issued to commitment parties under the Backstop Commitment Agreement in connection with their backstop obligation thereunder (the “Backstop Shares”); and

•	23,032,893 shares of New Equity were issued to participants in the rights offering conducted in accordance with the Plan.

With the exception of the Backstop Shares, New Equity was issued under the Plan pursuant to an exemption from the registration requirements of the Securities Act, under Section 1145 of the Bankruptcy Code. The Backstop Shares were issued under the exemption from registration requirements of the Securities Act provided by Section 4(a)(2) thereof.

As of the Effective Date, there were 197,099,764 shares of New Equity issued and outstanding (including 2,108,108 restricted stock units that are expected to convert into common shares on a one-for-one basis).

Senior Notes

On the Effective Date, Ultra Resources, Inc., a wholly owned subsidiary of the Company, completed a private placement of $700.0 million 6.875% senior unsecured notes due 2022 (the “2022 Notes”) and $500.0 million 7.125% senior unsecured notes due 2025 (together with the 2022 Notes, the “Notes”). The Notes were offered only to qualified institutional buyers pursuant to Rule 144A of the Securities Act and non-U.S. persons in transactions outside the United States pursuant to Regulation S of the Securities Act in a private transaction exempt from the registration requirements of the Securities Act. The Notes have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated by reference as if fully set forth herein.

(b)	Financial Statement Schedules.

None.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(b)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)	that, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430C if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(f)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on April 26, 2017.

ULTRA PETROLEUM CORP.

By:	/s/ Garrett B. Smith
Name: Garrett B. Smith
Title: Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Michael D. Watford, Garland R. Shaw and Garrett B. Smith as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and effective on April 26, 2017.

Signature	Title

/s/ Michael D. Watford Michael D. Watford	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Garland R. Shaw Garland R. Shaw	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Maree K. Delgado Maree K. Delgado	Corporate Controller

/s/ W. Charles Helton W. Charles Helton	Director

/s/ Stephen J. McDaniel Stephen J. McDaniel	Director

/s/ Roger A. Brown Roger A. Brown	Director

/s/ Michael J. Keeffe Michael J. Keeffe	Director

Signature	Title

/s/ Neal P. Goldman Neal P. Goldman	Director

/s/ Alan J. Mintz Alan J. Mintz	Director

EXHIBIT INDEX

Exhibit Number	Description

2.1	Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization (incorporated by reference to Exhibit A of the Order Confirming Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization, filed as Exhibit 99.1 to the Current Report on Form 8-K filed by Ultra Petroleum Corp. on March 16, 2017).

3.1	Articles of Reorganization of Ultra Petroleum Corp. (filed as Exhibit 3.1 to the Registration Statement on Form 8-A by Ultra Petroleum Corp. on April 12, 2017, and incorporated herein by reference).

3.2	Amended and Restated Bylaw No. 1 of Ultra Petroleum Corp. (filed as Exhibit 3.2 to the Registration Statement on Form 8-A by Ultra Petroleum Corp. on April 12, 2017, and incorporated herein by reference).

4.1	Specimen Common Share Certificate (filed as Exhibit 4.1 to the Current Report on Form 8-K by Ultra Petroleum Corp. on April 18, 2017, and incorporated herein by reference).

4.2	Indenture dated April 12, 2017 among Ultra Resources, Inc., Ultra Petroleum Corp., the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (filed as Exhibit 4.2 to the Current Report on Form 8-K by Ultra Petroleum Corp. on April 18, 2017, and incorporated herein by reference).

5.1*	Opinion of Lackowicz & Hoffman regarding the validity of the securities being registered.

10.1	Senior Secured Term Loan Agreement dated as of April 12, 2017, among Ultra Petroleum Corp. and UP Energy Corporation, as parent guarantor, Ultra Resources, Inc., as borrower, Barclays Bank PLC, as administrative agent and the lenders and other parties party thereto (filed as Exhibit 10.1 to the Current Report on Form 8-K by Ultra Petroleum Corp. on April 18, 2017, and incorporated herein by reference).

10.2	Credit Agreement dated as of April 12, 2017, among Ultra Petroleum Corp. and UP Energy Corporation, as parent guarantor, Ultra Resources, Inc., as borrower, Bank of Montreal, as administrative agent, and the lenders and other parties party thereto (filed as Exhibit 10.2 to the Current Report on Form 8-K by Ultra Petroleum Corp. on April 18, 2017, and incorporated herein by reference).

10.3	Guaranty and Collateral Agreement dated as of April 12, 2017, among Ultra Petroleum Corp. and the other parties signatory there to, as grantors, and Bank of Montreal, as collateral agent (filed as Exhibit 10.3 to the Current Report on Form 8-K by Ultra Petroleum Corp. on April 18, 2017, and incorporated herein by reference).

10.4	Registration Rights Agreement dated as of April 12, 2017 by and among Ultra Petroleum Corp. and the other parties signatory thereto (filed as Exhibit 10.1 to the Registration Statement on Form 8-A by Ultra Petroleum Corp. on April 12, 2017, and incorporated herein by reference).

10.5	Ultra Petroleum Corp. 2017 Stock Incentive Plan (filed as Exhibit 10.1 to the Registration Statement on Form S-8 by Ultra Petroleum Corp. on April 12, 2017, and incorporated herein by reference).

10.6	Form of Restricted Stock Unit Agreement (filed as Exhibit 10.2 to the Registration Statement on Form S-8 by Ultra Petroleum Corp. on April 12, 2017, and incorporated herein by reference).

21.1	Subsidiaries of Ultra Petroleum Corp. (filed as Exhibit 21.1 to Amendment No. 1 to the Annual Report on Form 10-K/A by Ultra Petroleum Corp. on April 26, 2017, and incorporated herein by reference).

23.1*	Consent of Lackowicz & Hoffman (contained in Exhibit 5.1).

Exhibit Number	Description

23.2*	Consent of Ernst &Young LLP.

23.3*	Consent of Netherland, Sewell and Associates, Inc.

24.1	Powers of Attorney (included on signature pages of this registration statement).

99.1	Order Confirming Debtors’ Second Amended Joint Chapter 11 Plan of Reorganization (filed as Exhibit 99.1 to the Current Report on Form 8-K by Ultra Petroleum Corp. on March 16, 2017, and incorporated herein by reference).

*	Filed herewith.